Exhibit 10.1

Voting Agreement and Irrevocable Proxy

This Voting Agreement and Irrevocable Proxy, dated as of April 3, 2019 (this “Agreement”), is made by and among Glacier Bancorp, Inc. (“GBCI”), Glacier Bank, a wholly owned subsidiary of GBCI (“Glacier Bank”), Heritage Bancorp (“HB”), Heritage Bank of Nevada, a wholly owned subsidiary of HB (“Heritage Bank”), and the undersigned, each of whom is a shareholder of HB (each, a “Shareholder”). This Agreement is effective upon the signing of the Merger Agreement (as defined below).

Recital

As an inducement for GBCI, Glacier Bank, HB, and Heritage Bank to enter into the Plan and Agreement of Merger, dated April 3, 2019 (the “Merger Agreement”), under which, among other things, HB will merge with and into GBCI (the “Merger”), and Heritage Bank will merge with and into Glacier Bank, each Shareholder agrees as follows:

Agreement

1.

Voting of Shares. Each Shareholder irrevocably and unconditionally agrees to vote or cause to be voted (including by proxy or written consent, if applicable) at any shareholder meeting of HB, or any adjournment or postponement thereof, including any meeting called for the purpose of approving the Merger Agreement (a “HB Meeting”), all shares of HB common stock that such Shareholder owns of record or beneficially, or acquires after the date hereof but prior to the record date, in either case with power to vote or direct the voting of such shares (collectively, the “Owned Shares”), (a) in favor of (i) approval of the Merger Agreement and the transactions contemplated therein, including the Merger, and (ii) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement, and (b) against any action, proposal, transaction, or agreement that would reasonably be likely to (i) result in a breach of any covenant, representation, or warranty or any other obligation or agreement of HB contained in the Merger Agreement, or of the Shareholder contained in this Agreement, or (ii) materially prevent, impede, interfere with, delay, or frustrate the purposes of or materially and adversely affect the completion of the transactions contemplated by the Merger Agreement, including the Merger. For the avoidance of doubt, the foregoing commitments apply to any Owned Shares held by any trust, limited partnership, limited liability company, corporation, or other entity holding shares of HB common stock for which the Shareholder serves in any partner, member, shareholder, or trustee capacity. To the extent the Shareholder does not control, by himself or herself, the determinations of such shareholder entity, the Shareholder agrees to exercise all voting or other determination rights the Shareholder has in such shareholder entity to carry out the intent and purposes of the Shareholder’s voting obligations under this Section 1 and as otherwise set forth in this Agreement.

2.

No Solicitation. Solely in his or her capacity as a record or beneficial owner of the Owned Shares, each Shareholder hereby agrees that during the term of this Agreement, Shareholder shall not knowingly, and shall direct his or her advisors and representatives not to, directly or indirectly, (a) take any of the actions specified in Section 4.1.10 of the Merger Agreement, or (b) participate in, directly or indirectly, a solicitation of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of HB common stock in connection with any vote or other action on any matter of a type described in Section 1 hereof, other than to recommend that shareholders of HB vote in favor of the adoption and approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, and as otherwise expressly permitted by this Agreement. Shareholder agrees, solely in his or her capacity as a record or beneficial owner of the Owned Shares, immediately to cease and cause to be terminated any activities, discussions, or negotiations conducted before the date of this Agreement with any persons other than GBCI and Glacier Bank with respect to any possible Acquisition Proposal (as defined in the Merger Agreement) and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant, or other representative retained by Shareholder of the obligations undertaken by Shareholder pursuant to this Section 2.

3.

Ownership. On the date of this Agreement, each Shareholder represents and warrants, severally but not jointly, that the Owned Shares set forth on such Shareholder’s signature page (a) are owned of record or beneficially by the Shareholder in the manner reflected thereon, (b) include all of the shares of HB common stock owned of record or beneficially by the Shareholder as of the date hereof, and (c) are free and clear of any proxy or voting restriction, claims, liens, encumbrances, and security interests, except (if applicable) as set forth on the Shareholder’s signature page, which encumbrances or other items do not affect the ability of the Shareholder to perform his or her obligations under this Agreement. As of the date of this Agreement, each Shareholder has, and at any HB Meeting each Shareholder will have (except as otherwise permitted by this Agreement), sole voting power and sole dispositive power with respect to all of the Shareholder’s Owned Shares, except as otherwise reflected on the Shareholder’s signature page.

4.	Proxy.

a.

Appointment of Proxy. In order to better effect the provisions set forth in Section 1, each Shareholder revokes any previously executed proxies and constitutes and appoints Stanley Wilmoth with full power of substitution, such Shareholder’s true and lawful proxy and attorney-in-fact (the “Proxy Holder”) to vote at any HB Meeting all of such Shareholder’s Owned Shares as provided in Section 1, with such modifications to the Merger Agreement as the parties to the Merger Agreement may make; provided, however, that this proxy will not apply with respect to any vote on the Merger Agreement if the Merger Agreement is amended so as to reduce the amount or form of consideration to be received by the shareholders of HB or change the tax consequences of the receipt thereof under the Merger Agreement in its present form. This irrevocable proxy shall automatically terminate upon termination of this Agreement.

b.

Substitute. If for any reason the Proxy Holder becomes unable to perform his duties as Proxy Holder under this Agreement, Shareholder appoints Robert A. Cashell, Jr. (“Substitute”) as substitute proxy to act as the Proxy Holder and vote all of such Shareholder’s Owned Shares at any HB Meeting as provided in Section 1, with such modifications to the Merger Agreement as the parties to the Merger Agreement may make; provided, however, that this proxy will not apply with respect to any vote on the Merger Agreement if the Merger Agreement is amended so as to reduce the amount or form of consideration to be received by the shareholders of HB or change the tax consequences of the receipt thereof under the Merger Agreement in its present form. Notwithstanding the above, the Proxy Holder may from time to time, in his discretion, appoint any other substitute proxy to act as the Proxy Holder upon prior written notice to GBCI and HB.

5.

Shareholder Agreement. By signing this Agreement, each Shareholder that is a party to that certain Right of First Refusal and Restriction on Transfer of Shares Agreement, dated December 9, 2013, as amended by that certain First Amendment of The Right of First Refusal and Restriction on Transfer of Shares Agreement, effective October 19, 2017 (as amended, the “Right of First Refusal Agreement”), confirms that the terms of the Right of First Refusal Agreement do not apply to the Merger, and each such Shareholder agrees that, effective upon closing of the Merger, the Right of First Refusal Agreement terminates and will be of no further force or effect.

6.

Acknowledgments. Each Shareholder acknowledges that GBCI and HB are relying on this Agreement in incurring expenses in connection with the transactions contemplated by the Merger Agreement and that the proxy granted under this Agreement is coupled with an interest and is irrevocable to the fullest extent permitted by applicable law. The vote of the Proxy Holder (and upon substitution, the Substitute under Section 4.b.) will control in any conflict between such vote of the Owned Shares and a vote by any substitute proxy holder or the Shareholder, and HB agrees to recognize the vote of the Proxy Holder or upon substitution, the Substitute.

7.

No Transfer. Until the termination of this Agreement pursuant to Section 8.i., no Shareholder will sell, transfer, permit a lien or other encumbrance to be created with respect to, or grant any proxy in respect of (except for proxies solicited by the board of directors of HB in connection with the HB Meeting at which the Merger Agreement is presented for shareholder approval) any of the Owned Shares, unless all other parties to any such sale or other transaction enter into an agreement in form and substance satisfactory to GBCI embodying the benefits and rights contained in this Agreement.

8.	Miscellaneous.

a.

Individual Obligations. The obligations of each of the signatories to this Agreement are independent of one another and are not intended to be joint obligations of the undersigned. This Agreement is intended to be enforceable by GBCI or Glacier Bank against each Shareholder individually; provided, however, the foregoing applies solely to the Shareholder in his or her capacity as a shareholder, and Shareholder makes no agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer of HB and/or Heritage Bank (if

Shareholder holds such office), and nothing in this Agreement: (i) will limit or affect any actions or omissions taken by Shareholder in Shareholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (ii) will be construed to prohibit, limit, or restrict Shareholder from exercising Shareholder’s fiduciary duties as an officer or director to HB, Heritage Bank or HB’s shareholders.

b.	Binding Effect. This Agreement will inure to the benefit of, and will be binding upon, each Shareholder’s heirs or legal representatives.

c.

Severability. If any provision of this Agreement or the application of such provision to any person or circumstances will be held invalid or unenforceable by a court of competent jurisdiction, such provision or application will be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, will not be affected.

d.

Reformation. If any court determines that the obligations and restrictions set forth in this Agreement are unenforceable, then the parties request such court to reform any unenforceable provisions to the maximum obligations or restrictions, term, and scope, as applicable, that such court finds enforceable.

e.

Expenses. Except as otherwise may be agreed in writing, all costs, fees, and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs, fees, and expenses.

f.

Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by GBCI and the Shareholder to be bound by such amendment and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

g.

Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Montana, except to the extent that federal law may govern certain matters. The parties must bring any legal proceeding arising out of this Agreement in the state courts situated in Kalispell, Montana or the federal district courts of the Missoula Division for the State of Montana. Each party consents to and submits to the jurisdiction of any such court.

h.

Remedies. Any breach of this Agreement entitles GBCI to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies it may be entitled to, it being agreed that money damages alone would be an inadequate remedy for such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

i.

Termination of Agreement. This Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement), (ii) such date and time as termination of the Merger Agreement in accordance with its terms, or (iii) upon mutual written agreement of the parties hereto to terminate this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

j.

Counterparts. This Agreement may be executed in one or more counterparts, including facsimile and/or scanned counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

GLACIER BANCORP, INC.		HERITAGE BANCORP

By:	Randall M. Chesler	By:	Stanley Wilmoth
Its:	President and CEO	Its:	President and CEO

GLACIER BANK		HERITAGE BANK OF NEVADA

By:	Randall M. Chesler	By:	Stanley Wilmoth
Its:	President and CEO	Its:	President and CEO

[Shareholder signatures appear on the following pages]

[Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]